   As filed with the Securities and Exchange Commission on September 16, 1997
                                                   REGISTRATION NO. 333 - 29141
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                               MMI PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)

        DELAWARE                              3315                       74-1622891
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code Number)      Identification No.)

                        515 WEST GREENS ROAD, SUITE 710
                              HOUSTON, TEXAS 77067
                                 (281) 876-0080
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                JULIUS S. BURNS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               MMI PRODUCTS, INC.
                        515 WEST GREENS ROAD, SUITE 710
                              HOUSTON, TEXAS 77067
                                 (281) 876-0080
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                               MICHAEL A. SASLAW
                             BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201

                         ------------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         ------------------------------



===============================================================================

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 16, 1997.

                                        MMI PRODUCTS, INC.



                                        By: /s/ Robert N. Tenczar
                                            -----------------------------------
                                            Robert N. Tenczar
                                            Vice President and Chief
                                              Financial Officer



         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement has been signed by the following persons on September 16, 1997 in the capacities indicated:


                  SIGNATURE                          CAPACITY
                  ---------                          --------

                     *                        President and Chief Executive Officer, Director
-------------------------------------         (principal executive officer)
Julius S. Burns


 /s/ Robert N. Tenczar                        Vice President, Chief Financial Officer
-------------------------------------         (principal financial officer and accounting officer)
Robert N. Tenczar


                     *                        Director
-------------------------------------
Thomas F. McWilliams


                     *                        Director
-------------------------------------
Carl L. Blonkvist


*By: /s/ Robert N. Tenczar
     --------------------------------
         Robert N. Tenczar
         Attorney-in-fact

                                 EXHIBIT INDEX

      EXHIBIT
      NUMBER                     DESCRIPTION
      ------                     -----------
       3.1*      Restated Certificate of Incorporation of MMI Products, Inc.

       3.2*      Amended and Restated By-laws of MMI Products, Inc.

       4.1*      Indenture dated as of April 16, 1997 between MMI Products,
                 Inc. and U.S. Trust Company of Texas, N.A.

       4.2* Registration Rights Agreement dated as of April 16, 1997 among MMI Products, Inc. and Bear, Stearns & Co. Inc.

       5.1*      Opinion and consent of Baker & Botts, L.L.P.

      10.1* Amended and Restated Loan and Security Agreement dated as of December 13, 1996 among MMI Products, Inc., Fleet
                 Capital Corporation, as a lender and collateral agent, and Transamerica Business Credit Corporation, as amended.

      10.2* Stockholders Agreement dated as of December 13, 1996 by and among Merchant Metals Holding Company and certain of its stockholders.

      10.3* Employment Agreement dated as of December 31, 1994 by and among MMI Products, Inc. and Julius S. Burns, as amended.

      10.4*      MMI Products, Inc. Pension Plan, as amended.

      10.5*      Amended and Restated Put Agreement dated as of June 11,
                 1997, between Merchants Metals Holding Company and Julius
                 S. Burns.

      10.6*      Procurement Agreement dated as of December 13, 1996 between
                 MMI Products, Inc. and Mannesmann Pipe & Steel Corporation, as amended.

      10.7* The Merchants Metals Holding Company 1988 Stock Option Plan dated as of December 12, 1988, as amended.

      10.8*      The MMI Products, Inc. 401(k) Savings Plan, as amended.

      10.9* Non-Competition Agreement dated as of December 31, 1994 between MMI Products, Inc. and Julius S. Burns.

      10.10* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and Julius S. Burns.

      10.11* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and Carl L. Blonkvist.

      10.12* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and Thomas. F. McWilliams.

      10.13* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and James M. McCall.

      10.14* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and Davy J. Wilkes.

      10.15* Indemnification Agreement dated as of April 16, 1997 between MMI Products, Inc. and Robert N. Tenczar.

      10.16*     Purchase Agreement dated as of April 11, 1997 among MMI
                 Products, Inc. and Bear, Stearns & Co. Inc.

      10.17*     Limited Liability Company Agreement of MMI Products, L.L.C.

      10.18*     Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and
                 Julius S. Burns.

      10.19*     Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and
                 Robert N. Tenczar.

      10.20*     Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and James
                 M. McCall.

      10.21*     Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and Davy
                 J. Wilkes.

       10.22*    Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and
                 William T. Stewart.

       10.23*    Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and
                 Michael W. Babcock.

       10.24*    Amended and Restated Repurchase Agreement dated as of June
                 12, 1997 between Merchants Metals Holding Company and
                 Michael Weaver.

       12.1*     Statement of Computation of Ratios of Earnings to Fixed
                 Charges.

       21.1*     Subsidiaries of MMI Products, Inc.

       23.1*     Consent of Ernst & Young LLP, independent auditors.

       23.2*     Consent of Baker & Botts, L.L.P. (included in Exhibit 5.1).

       24.1*     Powers of Attorney (included in signature page).

       25.1*     Statement of Eligibility of Trustee on Form T-1.

       27.1**    Financial Data Schedule.

       99.1*     Form of Letter of Transmittal.

       99.2*     Form of Notice of Guaranteed Delivery.

       99.3*     Form of Tender Instructions.

------------

**   Filed herewith.

*    Previously filed.